Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

February 25, 2008

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Dear Sir/ Madam:

We have read the statements included under Item 4.01 in the Form 8-K/A Amendment No. 1 dated February 11, 2008 of Lightning Gaming, Inc. (f/k/a Red Pearl Acquisition Corp.) (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal and our audits for the years ended March 31, 2007 and our reviews of interim financial statements.

Very truly yours,

/s/ Moore & Associates

Moore & Associates, Chartered

Las Vegas, Nevada

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501